EXHIBIT 10
                                                                      ----------

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement ("Agreement") is made and entered into on the date set forth below by and between Allied First Bancorp, Inc. (the "Holding Company") and Allied First Bank, sb, Naperville, Illinois ( the "Bank"), and Kenneth L. Bertrand (the "Employee").
The Holding Company and the Bank are hereinafter sometimes referred to as "the Employer."

                                    RECITALS

     The Employee is currently serving as President and Chief Executive Officer of the Employer; and

     The Board of Directors of the Holding Company and the Bank (`the Board") believe it is in the best interests of the Employer to enter into this Agreement with the Employee in order to assure continuity of management of the Employer and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties;

     Now therefore, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, the parties agree as follows:

     1. EMPLOYMENT. The Employee is hereby employed as President and Chief Executive Officer of the Holding Company and of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Holding Company and the Bank as the Board may prescribe from time to time. The Employee shall diligently consult with the Board concerning the Employer's policies and shall devote his full business time and attention and his best efforts to his duties as President and Chief Executive Officer of the Employer.

     2.   COMPENSATION. The compensation for the Employee shall be as follows:

          A. Base Salary. The Employer shall pay the Employee during the term of this Agreement a base salary of $140,000 per year, or such additional amount as may be established by the Board from time to time. The Employee's base salary shall be reviewed by the Board on at least an annual basis.

          B. Performance Bonus. The Employee shall be eligible for an annual performance bonus, in the complete discretion of the Board, of up to fifteen percent (15%) of the Employee's base salary based upon
               (i) his performance in meeting the goals and objectives of the Employer set forth in Exhibit A, attached hereto, as may be modified or amended by the Board from time to time, and (ii) the overall performance and profitability of the Employer.

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     3.   BENEFITS.  The Employer  shall provide the following  benefits for the
          Employee:

          A. Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Employer, provided that the Employee accounts for such expenses as required under such policies and procedures and in accordance with law.

          B. Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to stock and stock options, pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, cash bonuses, and other retirement (including supplemental retirement) or employee benefits or combinations thereof, in which the Employer's executive officers participate from time to time during the term of this Agreement in accordance with the terms of such plans or programs.

          C. Other Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Employer's executive officers. The Employee shall also be entitled to tuition reimbursement for such continuing educational expenses as may be necessary in order to maintain his CPA.

          D. Vacations; The Employee shall be entitled to paid vacation of twenty (20) days per year in accordance with the policies established by the Bank for executive officers. Unused vacation days may not be carried over to a subsequent year. The Employee shall also be entitled to such paid holidays as are provided to all other employees.

          E. Death Benefits. The Employer shall (i) contribute up to $1,000 per year towards the premiums on a $400,000 life insurance policy on the life of the Employee with the beneficiary to be as designated by the Employee; and (ii) provide health insurance benefits comparable to other executive employees of the Employer for the dependants of the Employee for (A) one (1) year; or (B) the balance of the term of this Agreement, whichever is greater.

          F. Disability Benefits. The Employer shall contribute up to $3,000 per year towards the premiums on a long term disability insurance policy on the Employee for the benefit of the Employee in the amount of at least $72,000 per year with a limitation period of ninety (90) days.

          G. Nonqualified Retirement Plan. The Employer shall establish a nonqualified retirement plan for the benefit of the Employee that will (i) be funded by the Employer with a minimum of $8,500 per year; and (ii) include provisions for (A) twenty percent (20%) annual vesting on a rolling basis; (B) one hundred percent (100%) vesting upon the death, disability or termination of employment of the Employee by the Employer without cause; and (C) payment of the benefit to the Employee upon his death, disability, retirement after having attained age sixty-two (62); or (D) having attained age sixty-five (65), whichever shall first occur.

     4. TERM. This Agreement shall be effective as of January 1, 2002 ("the Commencement Date"), and subject to the provisions for earlier termination, shall run through and including December 31, 2004.

     5.   TERMINATION:

          A. Without Cause by Employee: The Employee's employment may be voluntarily terminated by the Employee at any time upon one hundred eighty (180) days' written notice to the Employer, or such shorter period as may be agreed upon between the Employee and the Board. In such event, the Employer shall continue to pay the Employee's salary and benefits only through the Date of Termination at the time such payments are due, and the Employer shall have no further obligation to the Employee under this Agreement.

          B. Without Cause by Employer: The Board may terminate the Employee's employment at any time without cause. In such event, the Employer
               (i) shall pay to the Employee the Employee's salary at the rate in effect immediately prior to the date of termination for a period of one (1) year payable at such times as such salary would have been payable to the Employee; and (ii) shall provide for the Employee and his dependants such health insurance benefits as are maintained by the Bank for the benefit of its executive officers from time to time for a period of one (1) year.

               The Employee's employment shall be considered without cause in the event that there is (i) a material diminution of the Employee's duties, responsibilities and benefits as President and Chief Executive Officer of the Employer; (ii) a change in the principal workplace of the Employee to a location outside of a seventy-five (75) mile radius from the Bank's headquarters office as of the date hereof; (iii) a material demotion of the Employee;
               (iv) a material  reduction  in the number or  seniority  of other
               Bank personnel reporting to the Employee; or (v) a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a general reduction in Bank or Holding Company staff.

          C. With Cause by Employer: The Employer may terminate the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or any material breach of any provision of this Agreement. In the event of a termination of the Employee for cause, the Employer shall pay the Employee the Employee's salary and all other benefits through the date of termination, and the Employer shall have no further obligation to the Employee under this Agreement.

          D. Upon the death of the Employee;. If this Agreement terminates as a result of the death of the Employee, the Employer shall pay the Employee's base salary and all other benefits through the date of the Employee's death, and the Employer shall have no further obligation to the Employee under this Agreement.

          E. Upon the disability of the Employee.. If the Employee (i) becomes disabled as defined in any disability policy that the Employer is providing for the Employee, or (ii) is otherwise unable to carry out his duties in a normal and customary manner as President and Chief Executive Officer as a result of a mental or physical condition which continues for at least ninety (90) days, as determined by the Board in its sole and absolute discretion, then the Employer may terminate this Agreement upon notice to the Employee. If this Agreement is terminated pursuant to this provision, the Employer shall pay the Employee's base salary and all other benefits through the date of the termination of this Agreement, and the Employer shall have no further obligation to the Employee under this Agreement.

     6.   SUSPENSION OR PROHIBITION.

          A. Temporary. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIC, 12 U.S.C.ss. 1818(e)(3) and (g)(1), the Employer's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may, in its discretion, (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended; and (ii) reinstate in whole or in part any of its obligations which were suspended.

          B. Permanent. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIC, 12 U.S.C.ss.1818(e)(4) and (g)(1), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of both the Employer and the Employee shall not be affected.

     7.   DEFAULT OF THE EMPLOYER.  If the Employer is in default (as defined in
          Section 3(x)(1) of the FDIC), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of both the Employer and the Employee.

     8. TERMINATION BY REGULATORS. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer (i) at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the FDIC; or (ii) by the OBRE or the FDIC, at the time it approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

     9.   CERTAIN REDUCTION OF PAYMENTS BY THE EMPLOYER.

          A. Excessive Benefits. Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control of the Holding Company would cause any amount to be nondeductible by the Employer for federal income tax purposes pursuant to Section 280G of the Code, then such amounts and benefits under this Agreement shall be reduced (but not less than to zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Employer pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

          B. Compliance: Any payments made to the Employee pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C.ss.1828(k) and any regulations promulgated thereunder.

     10.  CERTAIN INCREASE OF PAYMENTS BY THE EMPLOYER.

          A. Excessive Parachute Payments. In the event that any payments or benefits provided or to be provided to the Employee, whether pursuant to this Agreement or otherwise, constitute "excess parachute payments" under Section 280G of the Code that are subject to excise tax under Section 4999 of the Code, the Employer shall pay to the Employee in cash an additional amount equal to the amount of the Gross Up Payment. The "Gross Up Payment" shall be the amount equal to the aggregate of (i) the excise tax payable by the Employee pursuant to Section 4999 of the Code (the "Penalty Tax"); and (ii) the amount that, on an after-tax basis, would fully reimburse the Employee for the Penalty Tax, utilizing the maximum effective rate of tax of the Employee including federal, state, local and medicare tax rates.

          B. Gross Up Payment. For purposes of determining the amount of the Gross Up Payment, the value of any non-cash benefits and deferred payments or benefits subject to the Penalty Tax shall be determined by the Employer's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code. In the event that, after the Gross Up Payment is made, the amount of the Penalty Tax is determined to be less than the amount calculated in the determination of the actual Gross Up Payment made by the Employer, the Employee shall repay to the Employer, at the time that such reduction in the amount of Penalty Tax is finally determined, the portion of the Gross Up Payment attributable to such reduction, plus interest on the amount of such repayment at the applicable federal rate under Section 1274 of the Code from the date of the Gross Up Payment to the date of the repayment. The amount of the reduction of the Gross Up Payment shall reflect any subsequent reduction in the Penalty Tax resulting from such repayment.

          C. Penalty Tax. In the event that, after the Gross Up Payment is made, the amount of the Penalty Tax is determined to exceed the amount anticipated at the time the Gross Up Payment was made, the Employer shall pay to the Employee, in immediately available funds, at the time that such additional amount of Penalty Tax is finally determined, an additional payment (the "Additional Gross Up Payment") equal to the aggregate of (i) such additional amount of Penalty Tax (the "Additional Penalty Tax"); (ii) the amount that, on an after-tax basis, would fully reimburse the Employee for the Additional Penalty Tax, utilizing the maximum effective rate of tax of the Employee including federal, state, local and medicare taxes, over the Additional Penalty Tax; and (iii) interest and penalties, if any, owed by the Employee with respect to such Additional Penalty Tax and other tax attributable to the Additional Gross Up Payment.

          D. Employer Challenge Rights. The Employer shall have the right to challenge, on the Employee's behalf, any Penalty Tax or Additional Penalty Tax assessment against him as to which the Employee is entitled to (or would be entitled if such assessment is finally determined to be proper) an Gross Up Payment or Additional Gross Up Payment, provided that all costs and expenses incurred in such a challenge shall be borne by the Employer and the Employer shall indemnify the Employee and hold him harmless, on an after-tax basis, from any Penalty Tax, Additional Penalty Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such payment costs and expenses by the Employer.

     11. NO MITIGATION. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other comparable employment, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

     12.  NO ASSIGNMENTS.

          A. Nonassignment. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided that the Employer shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession or assignment had taken place. Failure of the Employer to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as the compensation pursuant to Section 5(b) hereof. For purposes of implementing the provisions of this Section 12(A), the date on which any such succession becomes effective shall be deemed the Date of Termination.

          B. Inurement of Benefits. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee, or if there is no such designee, to the Employee's estate.

     13. DISCLOSURE OF INFORMATION. The Employee hereby acknowledges that he will have access to confidential information of the Employer and its affiliates, including without limitation, subsidiaries, and that such information constitutes valuable, special and unique property of the Employer and such affiliates. The Employee shall not, during or after the term of his employment hereunder, disclose any such confidential information to any person or entity for any reason or purpose whatsoever, except as may be required by law. If the Employee becomes legally compelled to disclose any confidential information, the Employee shall provide to the Employer prompt notice thereof so that the Employer may seek a protective order or other appropriate remedy and the Employee shall cooperate with the Employer in that effort. If such protective order or other remedy is not obtained, the Employee (i) shall furnish only that portion of the confidential information that the Employee is advised by written opinion of counsel is legally required; and (ii) shall exercise his best effort to obtain reliable assurance that confidential treatment will be accorded such confidential information.

          In the event of a breach or threatened breach by the Employee of the provisions of this Section, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, any of such information, or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

     14. AGREEMENT NOT TO SOLICIT EMPLOYEES, CUSTOMERS OR AGENTS. The Employee agrees, that for a period of two (2) years following the termination of his employment with the Employer for any reason, he shall not, directly or indirectly, either alone or on behalf of any business engaged in competition with the Employer, solicit or induce, or in any manner attempt to solicit or induce any person who is employed by, a customer of, or an agent of, the Employer to terminate his or her employment, business or agency relationship, as the case may be, with the Employer.

          In the event of a breach or threatened breach by the Employee of the provisions of this Section, the Employer shall be entitled to an injunction restraining the Employee from in any manner interfering with such employment, business or agency relationship, as the case may be, of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

     15. RETURN OF DOCUMENTS. The Employee agrees, that upon termination of his employment with the Employer, whether voluntary, involuntary or otherwise, the Employee shall deliver to the Employer all notes, letters, documents, electronic files, records, equipments(computers, fax machines, etc.), credit cards, keys, etc. that are Employer property or may contain proprietary information which are then in his possession or control and shall destroy any and all copies and summaries thereof not returned to the Employer.

     16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered;
          (ii) upon the earlier of actual receipt or three (3) business days after posting if sent by certified mail, return receipt requested, postage prepaid; (iii) the next business day after confirmation of transmission, if sent by facsimile; and (iv) the next business day after delivery, if sent by a nationally recognized overnight courier service. Any such notice for the Employer shall be sent to the principal office of the Employer, to the attention of the Chairman of the Board, with a copy to the Secretary of the Employer, and any such notice for the Employee shall be sent to his home or to such other address as the Employee has most recently provided in writing to the Employer.

     17. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     18. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     19.  SEVERABILITY.  The  provisions  of  this  Agreement  shall  be  deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois without regard to its laws of conflicts.

     The parties have executed this Executive Employment Agreement, consisting of eleven pages, Exhibit A included, this 8th day of August, 2002, to be effective as of January 1, 2002.

Employer:                                   Employee:
Holding Company:
Allied First Bancorp, Inc.

By: /s/ John G. Maxwell, Jr.                   /s/ Kenneth L. Bertrand
    ---------------------------------          ---------------------------
         John G. Maxwell, Jr.,                 Kenneth L. Bertrand
         Chairman of the Board


Bank:
Allied First Bank, sb


By:  /s/ John G. Maxwell, Jr.
     -------------------------
         John G. Maxwell, Jr.,
         Chairman of the Board

                                    EXHIBIT A
                              GOALS AND OBJECTIVES

     The main focus for the Employee and the Employer during 2002 is asset growth. The goal is budgeted assets growth and profitability for the remainder of this calendar year. The budget will be readjusted at mid calendar year to establish a budget for the new fiscal year. These new figures will then become the goals for this calendar year. ROA, ROE and Efficiency Ratio are extremely important, however status quo or any improvement in these three (3) areas should be considered a positive factor in determining the President's bonus for 2002.

     The parties understand and agree that the profitability and the Employers ability to pay will also be a significant factor in the determination the President's bonus for 2002.